Exhibit 23.4

CONSENT OF JASON AND COLE LLP

We hereby consent to the references to our firm name in the cover page and under the headings “Risk Factors,” “Regulatory Environment,” “Enforceability of Civil Liabilities,” and “Legal Matters” in the Registration Statement on Form S-4 (together with any amendments or supplements thereto, the “Registration Statement”) filed by Future Vision II Acquisition Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are “experts” with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Sincerely,

/s/ Jason and Cole LLP

May 11, 2026